3.14


               AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT

                  THIS AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT (this "Agreement"), dated as of November 18, 1994, is made by ERLY INDUSTRIES INC., a California corporation ("Guarantor"), in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, successor in interest to Internationale Nederlanden Bank N.V., New York Branch (formerly known as NMB Postbank Groep nv, New York Branch (formerly known as Nederlandsche Middenstandsbank nv, New York Branch)) ("Lender").

                                    RECITALS

         A. Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Stock (as defined herein), described in Schedule I attached hereto, as may be amended or supplemented pursuant to the terms hereof (the "Pledged Shares") issued by Chemonics Industries, Inc., an Arizona corporation ("Chemonics").

         B. Chemonics and Lender entered into that certain Loan Agreement dated as of December 1, 1989, as amended and restated by that certain Amended and Restated Loan Agreement dated as of December 29, 1989 (as amended, the "Chemonics Loan Agreement"), pursuant to which Lender agreed to make certain loans and financial accommodations to or for the benefit of Chemonics.

         C. Lender and Guarantor entered into the Stock Pledge Agreement dated as of December 1, 1989 (such agreement, as it has been amended pursuant to the ERLY Agreement of Amendment, Ratification and Confirmation Dated As Of December 29, 1989, the "First Pledge"), pursuant to which Guarantor made a first priority pledge of the Pledged Shares in favor of Lender to secure all of the Obligations of Chemonics to Lender under and as defined in the Chemonics Loan Agreement (the "Chemonics Loan Obligations"). The Chemonics Loan Obligations are currently due and payable.

         D. ERLY Juice Inc. ("ERLY Juice") and Lender have entered into a Loan Agreement dated as of September 26, 1988 (such agreement, as heretofore amended, shall, subject to Recital L, be referred to as the "ERLY Juice Loan Agreement"), pursuant to which Lender agreed to make certain loans and financial accommodations to or for the benefit of ERLY Juice.

         E. Lender and Guarantor entered into the Amended and Restated Pledge Agreement dated as of March 31, 1993 (the "Second Pledge"), pursuant to which Guarantor made a second priority pledge of the Pledged Shares in favor of Lender to secure all of the obligations of ERLY Juice to Lender under the ERLY Juice Loan Agreement.

         F. Guarantor and Lender entered into the Guaranty, dated as of December 21, 1993 (the "ERLY Juice Guaranty"), pursuant to which Guarantor guaranteed the payment and performance by ERLY Juice of its obligations under the ERLY Juice Loan Agreement, provided that the ERLY Juice Guaranty was not enforceable at any time prior to December 21, 1994.

         G. As of December 21, 1993, ERLY Juice's obligations under the ERLY Juice Loan Agreement were, and still are, due and payable.

         H. Pursuant to Guaranties dated as of March 31, 1993 (the "Murphy Guaranties"), Douglas Murphy, a Vice President and director of Chemonics and the President and a director of Guarantor, and Gerald Murphy, the Chairman and a director of Chemonics and the Chairman and a director of Guarantor, have guaranteed, subject to the terms and conditions of such Murphy Guaranties, the payment of the ERLY Juice Obligations (as defined herein).

         I. Chemonics has informed Lender that it has received a financing commitment from NationsBank, N.A. to provide financing with respect to Chemonics International, Inc. ("Chemonics International"), which was formerly a division of Chemonics, subject to the incorporation of Chemonics International (which has taken place) and the transfer of various of Chemonics's assets to Chemonics International, free of Lender's liens and security interests (such incorporation of Chemonics International and transfer of assets from Chemonics to Chemonics International shall be referred to as the "Restructuring"), and that Chemonics intends to use the proceeds of such financing and other funds of Chemonics to pay the Closing Payment Amount (as defined in the Master Agreement, defined below), after which payment the Chemonics Loan Obligation Amount (as defined in the Master Agreement) will have been reduced to $500,000 (the Chemonics Carryover Amount").

         J. Guarantor, Chemonics, Chemonics International, ERLY Juice, Gerald Murphy and Douglas Murphy have requested that Lender (i) consent to the Restructuring, (ii) extend the due date of the ERLY Juice Obligations, (iii) reduce the ERLY Juice Obligations in the amount of the Reduction Amount (as defined in the ERLY Juice Agreement (defined below)), subject to reinstatement of such reduction in certain circumstances, (iv) release the Murphy Guaranties, and (v) amend and restate the Chemonics Loan Agreement pursuant to that certain Second Amended and Restated Loan Agreement of even date herewith (the "Amended Chemonics Loan Agreement") to, among other things, provide that the Chemonics Carryover Amount be converted to a term loan having a due date of March 31, 1995.

         K. Guarantor, as the sole holder of the Pledged Shares and the sole holder of shares of Stock of ERLY Juice, will derive substantial direct and indirect economic benefit if Lender grants the consents and takes the actions set forth in the preceding recital. Lender is willing to do so, subject to, and in reliance upon, among other things, the requirement that Guarantor execute and deliver this Agreement and grant the security interest contemplated hereby to secure Guarantor's obligations to Lender under this Agreement, and in connection with such consent Lender is entering into that certain Master Agreement of even date herewith (the "Master Agreement") and the Related Documents (as defined therein).

         L. Lender and ERLY Juice are concurrently entering into the ERLY Juice Agreement of even date herewith (the "ERLY Juice Agreement"), pursuant to which, among other things, the ERLY Juice Loan Agreement is being amended (and all further references to the ERLY Juice Loan Agreement shall be to such agreement as amended by the ERLY Juice Agreement or by any subsequent amendment).

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the receipt and adequacy of which are hereby acknowledged, to induce Lender (i) to consent to the Restructuring, (ii) to release the Murphy Guaranties, and (iii) to extend the due date of the ERLY Juice Obligations (as defined herein) and reduce the amount of such obligations as set forth in the ERLY Juice Agreement, it is hereby agreed, and the First Pledge, Second Pledge and ERLY Juice Guaranty are hereby amended and restated, as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Agreement" means this Amended and Restated Guaranty and Pledge Agreement, including all amendments, modifications and supplements and any exhibits and schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Allowed Encumbrances" means the following encumbrances: (i) Liens for Taxes upon or relating to the Pledged Collateral, which Liens either are not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 8.7 hereof; (ii) attachment or judgment Liens (exclusive of (a) any amounts that are duly bonded to the satisfaction of Lender in its sole judgment, or (b) any amount adequately covered by insurance as to which the insurance company has assumed the defense without denying coverage); and (iii) presently existing and hereafter created Liens in favor of Lender.

                  "Amended Chemonics Loan Agreement" is defined in the recitals.

                  "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

                  "Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in Los Angeles, California.

                  "Chemonics" is defined in the recitals.

                  "Chemonics Carryover Amount" is defined in the recitals.

                  "Chemonics Guaranteed Obligations" is defined in Section 2.1.a hereof.

                  "Chemonics International" is defined in the recitals.

                  "Chemonics Obligations" means the "Obligations" as such term is defined in the Amended Chemonics Loan Agreement.

                  "Collateral" means anything that is either Collateral as defined in the Amended Chemonics Loan Agreement or Collateral as defined in the ERLY Juice Loan Agreement.

                  "ERLY Juice" is defined in the recitals.

                  "ERLY Juice Guaranteed Obligations" is defined in Section 2.1.b hereof.

                  "ERLY Juice Loan Agreement" is defined in the recitals.

                  "ERLY Juice Obligations" means all obligations of ERLY Juice to pay any amounts to Lender pursuant to the ERLY Juice Loan Agreement or the Notes or Loan Documents (as both such terms are defined in the ERLY Juice Loan Agreement), whether for principal, interest, fees and expenses or otherwise.

                  "Event of Default" is defined in Section 9.1 hereof.

                  "Exchange Act" is defined in Section 7.8 hereof.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

                  "Guarantor" is defined in the preamble.

                  "Guaranty" is defined in Section 2.1 hereof.

                  "Lender" is defined in the preamble.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code as enacted in any state, or comparable law of any jurisdiction).

                  "Loan Documents" means, collectively, (i) the Loan Documents (as defined in the ERLY Juice Loan Agreement), and (ii) the Loan Documents (as defined in the Amended Chemonics Loan Agreement).

                  "Master Agreement" is defined in the recitals.

                  "Notes" means, collectively, (i) the Notes (as defined in the ERLY Juice Loan Agreement) and (ii) the Term Note (as defined in the Amended Chemonics Loan Agreement).

                  "Person" means any natural person, corporation, firm, association, government, governmental agency, trust, partnership, joint venture or any other entity, whether acting in an individual, fiduciary, or other capacity.

                  "Pledge Amendment" is defined in Section 8.4 hereof.

                  "Pledged Collateral" is defined in Section 3 hereof.

                  "Pledged Shares" is defined in the recitals.

                  "Restructuring" is defined in the recitals.

                  "Secured Obligations" means (i) Guarantor's obligation to pay the Chemonics Guaranteed Obligations, (ii) Guarantor's obligation to pay the ERLY Juice Guaranteed Obligations, and (iii) all other obligations of Guarantor hereunder other than those described in clauses (i) and (ii) of this definition.

                  "Securities Act" is defined in Section 7.8 hereof.

                  "Stock" means all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934).

                  "Subsidiary" of any corporation means any other corporation 51% or more of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation.

                  "Taxes" means taxes, fees or other charges of any nature whatsoever imposed by any taxing authority (whether pursuant to United States Federal or any state or local law or any foreign law), other than taxes imposed on or measured by Lender's net income pursuant to the income tax laws of the jurisdiction wherein Lender's principal or lending office is located.

                  "Termination Date" means the date upon which all Secured Obligations have been paid in full.

         2.       GUARANTY.

                  2.1 Subject to Section 4, Guarantor hereby absolutely, unconditionally and irrevocably makes the following guaranty (the "Guaranty"):

         (a) Guarantor hereby guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Chemonics Obligations now or hereafter existing, whether for principal, interest, fees, expenses, or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Bankruptcy Code sections 362(a), 502(b) and 506(b) (such obligations guaranteed by Guarantor being hereinafter referred to as the "Chemonics Guaranteed Obligations").

         (b) Guarantor hereby guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the ERLY Juice Obligations now or hereafter existing, whether for principal, interest, fees, expenses, or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Bankruptcy Code sections 362(a), 502(b) and 506(b) (such obligations guaranteed by Guarantor being hereinafter referred to as the "ERLY Juice Guaranteed Obligations").

                  2.2 The Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all of the Chemonics Guaranteed Obligations and ERLY Juice Guaranteed Obligations have been paid in full.

                  2.3 The Guaranty constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender or any holder of any Notes assert any claim or demand or enforce any remedy whatsoever against Chemonics, ERLY Juice, or any other Person before or as a condition to the obligations of Guarantor under the Guaranty.

                  2.4 Guarantor hereby indemnifies and holds harmless Lender and each holder of the Term Note (as defined in the Amended Chemonics Loan Agreement) or any Notes (as defined in the ERLY Juice Loan Agreement), for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lender or such holder, as the case may be, in enforcing any right under this Agreement.

         3. PLEDGE. In order to secure the prompt payment in full when due, whether at stated maturity, by acceleration, or otherwise, and the performance of all Secured Obligations, Guarantor hereby pledges and grants to Lender a first priority security interest in all of the following (the "Pledged Collateral"):

                  3.1 the Pledged Shares and the certificates representing such Pledged Shares, and all dividends, cash, instruments, securities, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares of Guarantor; and

                  3.2 all additional shares of Stock of Chemonics from time to time acquired by Guarantor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments, securities, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

         4. RECOURSE. Notwithstanding any other provision in this Agreement, at any time before December 21, 1994, Lender's sole recourse against Guarantor with respect to the Secured Obligations and the enforcement of the Guaranty shall be limited to Lender's first priority security interest in the Pledged Collateral. On and after December 21, 1994, in addition to, and without in any way limiting Lender's recourse to, the Pledged Collateral, Lender shall have full recourse against Guarantor with respect to the enforcement of the Guaranty as it relates to all of the Secured Obligations other than the Chemonics Guaranteed Obligations.

         5.       DELIVERY OF PLEDGED COLLATERAL; GUARANTOR'S RIGHTS.

                  5.1 All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Lender in accordance herewith and accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lender. Guarantor shall receive all certificates, dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Collateral in trust for Lender and shall immediately upon receipt deliver to Lender such certificates, dividends, cash, instruments, and other property and proceeds, together with any necessary endorsement. All dividends and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Lender to hold as Pledged Collateral and shall, if recovered by Guarantor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Guarantor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  5.2 Unless an Event of Default shall have occurred and be continuing, Guarantor shall have the right, from time to time, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral for all purposes not inconsistent with the terms of this Agreement, the ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, or any of the Loan Documents, provided, however, that Guarantor agrees that it will not vote the Pledged Collateral in any manner that is inconsistent with the terms of any of the foregoing; and provided, further, that no vote shall be cast by Guarantor, and no consent shall be given or action taken by Guarantor, which would have the effect of impairing the position or interest of Lender in respect of the Pledged Collateral or which would authorize or effect: (a) the dissolution, reorganization, or liquidation, in whole or in part, of Chemonics or any of its Subsidiaries; (b) the consolidation or merger of Chemonics or any of its Subsidiaries with any other Person; (c) the sale, disposition, or encumbrance of all or substantially all of the assets of Chemonics or any of its Subsidiaries; or (d) (i) an amendment to Chemonics's charter or by-laws, (ii) any change in the authorized number of shares, the stated capital, or the authorized share capital of Chemonics, (iii) the issuance of any additional shares of Stock of Chemonics, or (iv) the alteration of the voting rights with respect to the Stock of Chemonics (and any action described in this clause (d) that is taken in violation of this Section 5.2 shall be void and of no force or effect).

         6. GUARANTOR WAIVERS. Subject to the provisions of Section 4, Guarantor hereby agrees as follows:

                  6.1 The Secured Obligations are the immediate, direct, primary, and absolute obligations of Guarantor, shall not be subject to any condition precedent, and are independent of and not co-extensive with the Chemonics Obligations and the ERLY Juice Obligations. Guarantor expressly waives any right it may now or in the future have to require Lender to, and Lender shall have no obligation to, first pursue or enforce against Chemonics, ERLY Juice, the Collateral, or any other security, guaranty, or pledge that may now or hereafter be held by Lender for the Chemonics Obligations, the ERLY Juice Obligations, or the Secured Obligations, or to apply such security, guaranty, or pledge to the Chemonics Obligations, the ERLY Juice Obligations, or the Secured Obligations, or to pursue any other remedy in Lender's power that Guarantor may or may not be able to pursue itself and that may lighten Guarantor's burden, before proceeding against the Pledged Collateral or Guarantor. Guarantor shall remain liable for the Secured Obligations, notwithstanding any judgment Lender may obtain against Chemonics or ERLY Juice, or any other guarantor or other Person, and notwithstanding any modification, extension, or renewal with respect thereto.

                  6.2 Guarantor hereby authorizes and empowers Lender in its sole discretion, without any notice or demand to Guarantor whatsoever and without affecting the liability of Guarantor hereunder, to exercise any right or remedy which Lender may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action, or taking a deed or an assignment in lieu of foreclosure as to any collateral security for the Chemonics Obligations, ERLY Juice Obligations, or Secured Obligations, whether real, personal or intangible property. No election to proceed in one form of action or against any party shall constitute a waiver of Lender's right to proceed in any other form of action or against Guarantor or any other person, or diminish the liability of Guarantor, or affect the right of Lender to proceed against Guarantor for any deficiency, except to the extent that Lender realizes payments by such action, notwithstanding the effect of such action upon Guarantor's rights of subrogation, reimbursement, or indemnity, if any against ERLY Juice, Chemonics, or any other guarantor, maker or endorser, or against any Collateral. Without limiting the generality of the foregoing,
Guarantor: (a) expressly waives any defense or benefits that may be available from California Code of Civil Procedure ("CCP") section 580(a) and its subdivisions or section 726, which provide, among other things, that the amount of any deficiency judgment which may be recovered following either a judicial or non-judicial foreclosure is limited to the difference between the amount of any indebtedness owed and the greater of the fair value of the security or the amount for which the security was actually sold, or comparable provisions of the laws of any other state, as well as all suretyship defenses Guarantor would otherwise have under California law or the laws of any other state; (b) expressly waives all rights and benefits, if any, applicable to Guarantor under CCP sections 580(b), providing that no deficiency may be recovered on a real property purchase money obligation, and 580(d), providing that no deficiency may be recovered on a note secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust, or comparable provisions of the laws of any other state; and (c) specifically agrees that any action maintained by Lender for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of any property or any setoff shall not constitute an "action" within the meaning of section 726 of the CCP or any other comparable provision of any other state.

         Guarantor is aware that the ERLY Juice Obligations or the Chemonics Obligations may now or at any future time be secured by a Lien upon real property of ERLY Juice or Chemonics, and in connection therewith, expressly acknowledges that:

         (i) If ERLY Juice or Chemonics defaults in the payment or performance of the ERLY Juice Obligations or the Chemonics Obligations, as applicable, and Guarantor pays to Lender all or part of such obligations, Guarantor would have a right to proceed against ERLY Juice or Chemonics to the extent of the obligations so paid by Guarantor and to have the benefit of any Lien held by Lender for the obligations to the extent of the obligations so paid by Guarantor. Such right is commonly known as the "right of subrogation."

         (ii) If ERLY Juice or Chemonics so defaults, Lender, among other things, may enforce any Lien upon any interest in real property ("Real Property Lien") by means of judicial action or by nonjudicial action commonly known as a "nonjudicial foreclosure," "trustee's sale" or "power of sale foreclosure."

         (iii) If ERLY Juice or Chemonics so defaults and Lender enforces any Real Property Lien by means of a nonjudicial foreclosure, trustee's sale or power of sale foreclosure, Guarantor's right of subrogation to proceed against Borrower would be extinguished by the operation of CCP section 580d or similar laws, and, in such case, Guarantor might have a defense against payment under this Agreement.

         (iv) If ERLY Juice or Chemonics so defaults and Lender enforces any Real Property Lien by means of judicial action, Guarantor's right to proceed against Borrower might be limited by the operation of CCP section 580a or similar laws, in which case Guarantor might have a complete or partial defense against payment under this Agreement.

                           NEVERTHELESS, GUARANTOR EXPRESSLY, KNOWINGLY AND
INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES OR BENEFITS GUARANTOR MIGHT HAVE UNDER CCP SECTIONS 580a OR 580d OR SIMILAR LAWS. IN ADDITION, GUARANTOR ALSO EXPRESSLY, KNOWINGLY AND INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES OR BENEFITS GUARANTOR MAY HAVE BASED UPON AN ELECTION OF REMEDIES BY LENDER WHICH IN ANY MANNER IMPAIRS, AFFECTS, REDUCES, RELEASES, DESTROYS OR EXTINGUISHES GUARANTOR'S SUBROGATION RIGHTS OR GUARANTOR'S RIGHTS TO PROCEED AGAINST ERLY JUICE, CHEMONICS, OR AGAINST ANY OTHER PERSON OR ANY SECURITY FOR THE CHEMONICS OBLIGATIONS, ERLY JUICE OBLIGATIONS, OR SECURED OBLIGATIONS, BY WAY OF SUBROGATION, INDEMNITY, CONTRIBUTION,

REIMBURSEMENT OR OTHERWISE. IN PARTICULAR, GUARANTOR AGREES THAT THIS AGREEMENT WILL REMAIN FULLY EFFECTIVE AND GUARANTOR WILL BE LIABLE TO LENDER FOR ANY SECURED OBLIGATIONS EVEN IF LENDER ENFORCES ANY REAL PROPERTY LIEN THAT SECURES THE CHEMONICS OBLIGATIONS OR ERLY JUICE OBLIGATIONS BY MEANS OF A NONJUDICIAL FORECLOSURE, TRUSTEE'S SALE OR POWER OF SALE FORECLOSURE AND THE EFFECT OF SUCH SALE IS TO PREVENT GUARANTOR FROM TAKING ANY ACTION AGAINST ERLY JUICE OR CHEMONICS TO RECOVER ANY AMOUNTS PAID BY GUARANTOR TO LENDER UNDER THIS AGREEMENT OR OTHERWISE LIMITS OR DESTROYS GUARANTOR'S RIGHT OF SUBROGATION.

                  GUARANTOR ALSO AGREES THAT THIS AGREEMENT WILL REMAIN FULLY EFFECTIVE AND GUARANTOR WILL BE LIABLE TO LENDER FOR THE SECURED OBLIGATIONS EVEN IF LENDER SELLS REAL PROPERTY BY JUDICIAL FORECLOSURE ACTION AND GUARANTOR'S RIGHTS AGAINST ERLY JUICE OR CHEMONICS ARE LIMITED BY THE OPERATION OF CCP SECTIONS 580a OR 580d OR SIMILAR LAWS.

                  6.3 Guarantor acknowledges that this is a continuing guaranty and that the Secured Obligations shall extend to and include each and every extension or renewal of any of the ERLY Juice Obligations or Chemonics Obligations, regardless of whether the ERLY Juice Obligations or the Chemonics Obligations may, in successive transactions, be paid, repaid, advanced, or renewed from time to time. Guarantor has entered into this Agreement based solely upon its independent investigation of Chemonics's and ERLY Juice's financial condition, and Guarantor assumes full responsibility for obtaining any further information with respect to Chemonics and ERLY Juice, the conduct of their respective businesses, or any other guarantor. Guarantor acknowledges and agrees that Lender has not provided to Guarantor any information concerning Chemonics or ERLY Juice, including, without limitation, any information concerning the financial condition of Chemonics or ERLY Juice, Chemonics's or ERLY Juice's value, or Chemonics's or ERLY Juice's future prospects, and Lender has not provided to Guarantor any information concerning any action Lender may take, or may fail to take, with respect to Chemonics, with respect to ERLY Juice, or with respect to the Pledged Collateral at any time. Guarantor represents that it is now, and during the term of this Agreement will be, responsible for ascertaining the financial condition of Chemonics, ERLY Juice, and each other guarantor. Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor, and agrees that it is not relying upon nor expecting Lender to disclose to Guarantor, any fact known or hereafter known by Lender relating to the operation or condition of Chemonics or its business, relating to ERLY Juice, or relating to the existence, liability, or financial condition of any other guarantor of the ERLY Juice Obligations or Chemonics Obligations, notwithstanding any effect that such fact may have upon Guarantor's risk hereunder or Guarantor's right to contribution, subrogation, reimbursement, or indemnity, if any. Guarantor knowingly accepts the full range of risk encompassed in a contract of continuing guaranty, which risk includes, but is not limited to, the possibility that ERLY Juice or Chemonics may incur obligations to Lender after ERLY Juice's or Chemonics's financial condition or ability to pay debts as they mature have deteriorated.

                  6.4 Lender shall be under no obligation to marshal any assets in favor of Guarantor or in payment of any or all of the ERLY Juice Obligations, Chemonics Obligations, or Secured Obligations.

                  6.5 Guarantor hereby waives: (a) presentment, demand, and protest, and notice of acceleration, presentment, dishonor, non-payment, or protest, or any delay with respect thereto, with respect to any instruments or documents relating to the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations; (b) notice of any extension, modification, renewal, or amendment of any of the terms of the ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, or any other Loan Document, or the Secured Obligations; (c) notice of the occurrence of any Default or Event of Default other than the notice required by Section 9.2 hereof; (d) notice of any exercise or non-exercise by Lender of any right, power, or remedy with respect to the ERLY Juice Obligations, the Chemonics Obligations, the Secured Obligations or the Collateral.

                  6.6 Guarantor hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert any claim against ERLY Juice, Chemonics, or any other guarantor or any Person now or hereafter primarily or secondarily liable for any obligations of Chemonics or ERLY Juice on account of payments made under this Agreement, including, without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity. Guarantor further hereby irrevocably waives any recourse against, right to, or benefit of any Collateral, any other guaranty, or any security interest or Lien held therefor.

                  6.7 If, notwithstanding the foregoing waivers or any other waivers herein, pursuant to applicable law, Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of Lender under the ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, or any of the Loan Documents or otherwise, the rights of Lender to which Guarantor shall be subrogated shall be accepted by Guarantor "as is" and without any representation or warranty of any kind by Lender, express or implied, with respect to the legality, value, validity, or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any Collateral, and shall be without recourse to Lender.

         6.8 In the event Lender shall, with respect to any Collateral, bid at any foreclosure or trustee's sale or at any public or private sale permitted by law or the

ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, or any of the Loan Documents, Lender may bid all or less than the amount of the Chemonics Obligations or the ERLY Juice Obligations, as the case may be, and the amount of such bid need not be paid by Lender but shall be credited against such obligations, as appropriate. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral being sold thereunder, and the difference between such bid amount and the remaining balance of the Chemonics Guaranteed Obligations or the ERLY Juice Guaranteed Obligations, as the case may be, shall be conclusively deemed to be the amount of the Chemonics Guaranteed Obligations or the ERLY Juice Guaranteed Obligations, as the case may be, under this Agreement as of such time, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

                  6.9 A separate action or actions may be brought and prosecuted by Lender against Guarantor whether or not an action is brought against ERLY Juice or Chemonics, as applicable, or whether or not ERLY Juice or Chemonics, or any other guarantor or pledgor is joined in any such action or actions. Without limiting the generality of the foregoing, Guarantor expressly waives the benefit of any statute of limitation affecting the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations and expressly agrees that the running of a period of limitation on, or Lender's delay or omission in, any action by Lender against ERLY Juice, Chemonics, or Guarantor or for the foreclosure of any Lien or the enforcement of any security interest in the Collateral shall not exonerate or affect Guarantor's obligation to pay and perform the Secured Obligations, notwithstanding the effect of the running of any such period of limitation upon Guarantor's right of subrogation, reimbursement, or indemnity, if any, against ERLY Juice, Chemonics, or any other Person.

                  6.10 Guarantor hereby represents and agrees that none of the ERLY Juice Obligations, Chemonics Obligations or Secured Obligations is consumer debt, or was or shall be incurred by ERLY Juice, Chemonics, or Guarantor primarily for personal, family, or household purposes. Guarantor further agrees and represents that the ERLY Juice Obligations were incurred by ERLY Juice, that the Chemonics Obligations were incurred by Chemonics, and the Secured Obligations are and shall be incurred by Guarantor, for business and commercial purposes. Guarantor agrees that any claim of Lender against Guarantor arising out of this Agreement arises out of the conduct by Guarantor of its trade, business, or profession.

                  6.11 Guarantor acknowledges that it has been provided with or had an opportunity to review the Amended Chemonics Loan Agreement and the ERLY Juice Loan Agreement (including the ERLY Juice Agreement) and the other Loan Documents existing as of the date hereof, and Guarantor knowingly undertakes all the Secured Obligations as they may be affected by such agreements and such other documents as they may be now or are hereafter agreed upon by Lender and the other parties thereto.

                                                                      ----------
                                              (initialed on behalf of Guarantor)

                  6.12 Either before or after the Termination Date, Lender, in such manner and upon such terms and at such time as it deems best, and with or without notice to Guarantor, may release, add, or subordinate Guarantor or any guarantor or endorser of Collateral or additional or substituted security for the Chemonics Obligations, the ERLY Juice Obligations or the Secured Obligations, notwithstanding the effect thereof on Guarantor's rights of reimbursement, subrogation, or indemnity, if any.

         7. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that:

                  7.1 Guarantor is the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any Lien thereon or affecting the title thereto, except for the Lien created by this Agreement and Allowed Encumbrances.

                  7.2 All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  7.3 Guarantor has the right and requisite authority to pledge, assign, transfer, deliver, deposit, and set over the Pledged Collateral to Lender as provided herein.

                  7.4 None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                  7.5 No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Guarantor, or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  7.6 The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations.

                  7.7 This Agreement has been duly executed and delivered by Guarantor and constitutes a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

                  7.8 Guarantor has purchased the Pledged Collateral for its own account, for investment purposes and not with a view to the distribution thereof. Guarantor agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of any of the Pledged Collateral (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any of the Pledged Collateral), except in compliance with the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (or any similar statute then in effect) (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act.

                  The representations and warranties set forth in this Section 7 shall survive the execution and delivery of this Agreement.

         8. COVENANTS. Guarantor covenants and agrees that until the Termination Date:

                  8.1 Without the prior written consent of Lender, Guarantor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any thereof.

                  8.2 Guarantor will, at its own expense, promptly execute, acknowledge, and deliver all such instruments and take all such action as Lender from time to time may request in order to ensure to Lender the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement.

                  8.3 Guarantor will defend the title to the Pledged Collateral and Lender's Liens thereon against the claim of any Person, and Guarantor will maintain and preserve such Liens until such Liens are realized in accordance with the terms hereof or until this Agreement terminates pursuant to the terms of Section 13 hereof.

                  8.4 Guarantor will, upon obtaining any additional shares of Stock of Chemonics that are not already Pledged Collateral promptly (and in any event within three (3) Business Days) deliver to Lender such Stock, together with a Pledge Amendment, in substantially the form of Schedule II attached hereto (a "Pledge

Amendment"), duly executed by Guarantor, in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Guarantor hereby authorizes Lender to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Lender shall for all purposes hereunder be considered Pledged Collateral. The delivery by Guarantor of a Pledge Amendment shall constitute a ratification by Guarantor of the Secured Obligations and of the rights and remedies of Lender under this Agreement.

                  8.5 If Guarantor proposes to transfer to any other Person, other than to Chemonics, pursuant to Section 8.6 hereof, any of the Pledged Collateral, Guarantor shall notify Lender in writing of the circumstances and details of such proposed transfer and the identity of the proposed transferee. Any such transferee must be an employee or director of Chemonics. Lender shall take all steps reasonably necessary to allow Guarantor and the proposed transferee, if not already a pledgor hereunder, to effect the proposed transfer; provided, that: (a) before the proposed transfer is effected, the proposed transferee shall deliver to Lender a Pledge Amendment, duly executed by such proposed transferee, or such other amendments or other documents or instruments reasonably required by Lender to make the proposed transferee a Guarantor under this Agreement; and (b) such transfer is effected in a manner reasonably satisfactory to Lender that ensures that Lender's Lien remains a continuously perfected first priority security interest on the Pledged Collateral to be transferred, subject to any Allowed Encumbrances.

                  8.6 If Guarantor proposes to transfer to Chemonics any of the Pledged Collateral pledged by Guarantor under this Agreement and still subject to Lender's Lien, Guarantor shall notify Lender in writing of the circumstances and details of such proposed transfer. Any transfer to Chemonics by Guarantor of any of such Pledged Collateral shall be subject to all of the following conditions:

                  (a) Any Pledged Collateral that is transferred to Chemonics must be cancelled and retired by Chemonics. If any new shares of Stock are subsequently issued by Chemonics with respect to any Pledged Collateral that is cancelled and retired in accordance with the previous sentence, then such shares of Stock shall be subject to the following restrictions: (i) such Stock may only be issued to an employee or director of Chemonics; and (ii) before such Stock may be issued, the proposed recipient, if not already a Guarantor hereunder, shall execute such amendments or other documents or instruments reasonably required by Lender to make the proposed transferee a Guarantor under this Agreement; and

                  (b) Any such transfer to Chemonics and reissuance by Chemonics of such Pledged Collateral must be effected in a manner reasonably satisfactory to Lender and that ensures that Lender's Lien remains a continuously perfected first priority security interest in the Pledged Collateral, subject to any Allowed Encumbrances.

                  8.7 Guarantor will, and will cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all Federal, state, and local taxes, assessments, and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties; provided, however, that the foregoing shall not require Guarantor or any Subsidiary to pay or discharge any such tax, assessment, charge, levy, or Lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

         9.       DEFAULTS AND REMEDIES.

                  9.1 The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder (regardless of the reason therefor):

         (a) An Event of Default (as defined in the ERLY Juice Loan Agreement or as defined in the Amended Chemonics Loan Agreement) occurs and is continuing;

         (b) Any representation or warranty of Guarantor made under this Agreement is breached, or proves to be untrue or incorrect in any material respect as of the date made or deemed made;

         (c) Guarantor fails or neglects to perform, keep or observe any other provision of this Agreement, the Amended Chemonics Loan Agreement, or of any of the other Loan Documents (as "Loan Documents" is defined in the Amended Chemonics Loan Agreement), and the same shall remain unremedied for a period ending on the first to occur of 30 days after Guarantor, ERLY Juice, and Chemonics shall receive written notice of any such failure from Lender or 30 days after Guarantor shall become aware thereof;

         (d) Any of the assets of Guarantor are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors of Guarantor, which writ, warrant, or other procedure shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person shall apply for the appointment of a receiver, trustee, or custodian for any of the assets of Guarantor and such application or proceeding shall remain unstayed or undismissed for thirty (30) consecutive days; or Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or made or suffered a transfer of any of its property or the incurring of an obligation which would be fraudulent under any bankruptcy, fraudulent conveyance, or other similar law;

         (e) A case or proceeding shall have been commenced against Guarantor in a court having competent jurisdiction seeking a decree or order in respect of Guarantor (i) under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Guarantor or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Guarantor, and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or

         (f) Guarantor shall (i) file a petition seeking relief under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Guarantor or of any substantial part of its properties, or (iii) fail generally to pay its debts as such debts become due.

                  9.2 Upon the occurrence and during the continuance of an Event of Default, Lender (personally or through an agent) is hereby authorized and empowered to (i) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral (ii) exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, (iii) exercise the voting rights with respect thereto, (iv) collect and receive all cash dividends and other distributions made thereon, (v) sell in one or more sales if such notice includes notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Guarantor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral, and (vi) otherwise act with respect to the Pledged Collateral as though Lender was the outright owner thereof, Guarantor hereby irrevocably constituting and appointing Lender as the proxy and attorney-in-fact of Guarantor, with full power of substitution to do so; provided, that Lender shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Lender's place of business, or at any public building in the City of Los Angeles or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Lender may deem fair, and Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Guarantor or any right of redemption. Each sale shall be made to the highest bidder, but Lender reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inade- quate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements, and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Lender.

                  9.3 If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid shall be inadequate to discharge in full all the Secured Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after five (5) days' notice to Guarantor.

                  9.4 If, at any time when Lender in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 9) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act, Guarantor shall, in an expeditious manner, to the extent Guarantor has authority or the right to, cause Chemonics to take, and if Guarantor cannot cause Chemonics to take, then Guarantor must cooperate with Chemonics in taking, any and all steps necessary to effect a registration of all or any portion of the Pledged Collateral.

                  9.5 If, at any time when Lender shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, then Lender may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Lender may, in its discretion, (a) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (b) approach and negotiate with a single possible purchaser to effect such sale, and (c) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 9, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), Lender may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Chemonics and Guarantor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure to so register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state securities laws. Guarantor agrees that a sale of Pledged Collateral held or to be held in accordance with the foregoing provisions shall be a commercially reasonable disposition of such Pledged Collateral.

                  9.6 Guarantor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in Section 9.5, Lender may, in its discretion, elect to register any or all of the Pledged Collateral under the Securities Act (or any applicable state securities law) in accordance with Lender's rights hereunder. Guarantor, however, recognizes that Lender may be unable, and in any event shall be under no obligation, to effect a registration or public sale of any or all the Pledged Collateral and may elect, in Lender's sole discretion, to resort to one or more private sales thereof. Guarantor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Chemonics or Guarantor would agree to do so.

                  9.7 Guarantor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Guarantor waives the benefit of all such laws to the extent it lawfully may do so. Guarantor agrees that it will not interfere with any right, power, or remedy of Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender of any one or more of such rights, powers, or remedies. No failure or delay on the part of Lender to exercise any such right, power, or remedy and no notice or demand which may be given to or made upon Guarantor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights against Guarantor in any respect.

         10. APPLICATION OF PROCEEDS. Any cash held by Lender as Pledged Collateral and all cash proceeds received by Lender in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Lender as follows:

                  10.1 First, to the payment of the costs and expenses of such sale, including reasonable compensation to Lender and its agents and counsel, and all expenses, liabilities, and advances made or incurred by Lender in connection therewith;

                  10.2 Next, to the payment of the Secured Obligations (and Lender may apply the Pledged Collateral and such proceeds to the Chemonics Guaranteed Obligations, the ERLY Juice Guaranteed Obligations, and the other Secured Obligations in any order in which Lender in its sole discretion shall determine); and

                  10.3 Finally, after payment in full of all Secured Obligations, and subject to Section 9504(1)(c) of the California Commercial Code, to the payment of Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         11. WAIVER. No failure or delay on Lender's part in exercising any power of sale, Lien, option or other right, power or remedy hereunder, and no notice or demand which may be given to or made upon Guarantor by Lender with respect to any power of sale, Lien, option or other right, power or remedy hereunder, shall constitute a waiver thereof, or limit or impair Lender's right to take any action or to exercise any power of sale, Lien, option, or any other right, power or remedy hereunder, without notice or demand, or prejudice Lender's rights as against Guarantor in any respect.

         12. ASSIGNMENT. Lender may assign, endorse or transfer any instrument evidencing all or any part of the Chemonics Obligations, the ERLY Juice Obligations or the Secured Obligations and the holder of such instrument shall be entitled to the benefits of this Agreement.

         13. TERMINATION. Immediately following the Termination Date, unless the Pledged Collateral secures other obligations in favor of Lender, Lender shall deliver to Guarantor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof. Except as otherwise provided herein, all of Guarantor's obligations hereunder shall terminate on the Termination Date.

Immediately following the Termination Date, unless the Pledged Collateral secures other obligations in favor of Lender, Lender shall deliver to Guarantor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof. Except as otherwise provided herein, all of Guarantor's obligations hereunder shall terminate on the Termination Date.

         14. LIEN ABSOLUTE. All rights of Lender hereunder, and all obligations of Guarantor hereunder, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be impaired or affected by, or deemed to be satisfied by, and neither Guarantor nor any Pledged Collateral shall be exonerated, discharged, or released by, any of the following events:

                  14.1 Lender's exercise or enforcement of or failure or delay in exercising or enforcing any legal proceedings to collect the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations or any power, right, or remedy with respect to the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations or the Collateral or Pledged Collateral, including, but not limited to, any action or inaction of Lender to perfect, protect, or enforce any security interest in any Collateral, any impairment or suspension of any Collateral, Lender's compromise, exchange, release, settlement, amendment, or waiver with or of ERLY Juice, Chemonics, or any other Person, or the Collateral or Pledged Collateral, or any change in the time, manner, or place of payment of, or in any other term of, all or any part of the ERLY Juice Obligations, Chemonics Obligations, or Secured Obligations, or any other amendment, impairment, renunciation, cancellation, surrender, suspension, or waiver of the ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, any other Loan Document, or any other agreement or instrument governing or evidencing any of the ERLY Juice Obligations, Chemonics Obligations, or Secured Obligations;

                  14.2 Insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any significant part of the assets of ERLY Juice, Chemonics or Guarantor, or the liquidation, winding up, or dissolution of ERLY Juice, Chemonics, or Guarantor or any other guarantor of the ERLY Juice Obligations or the Chemonics Obligations;

                  14.3 Any limitation, discharge, cessation, or partial satisfaction of all or any portion of the ERLY Juice Obligations or the Chemonics Obligations, the liability of any other guarantor of all or any portion of the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations, whether by operation of any statute, regulation, or rule of law, or otherwise, regardless of the intervention or omission of Lender, except payment and performance in full of the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations, or any invalidity, voidability, unenforceability, or irregularity, or future change to or amendment of, in whole or in part, this Agreement, the ERLY Juice Loan Agreement, the Amended Chemonics Loan Agreement, any other Loan Document, or any other agreement or instrument evidencing any ERLY Juice Obligations, Chemonics Obligations, or Secured Obligations;

                  14.4 Any merger, acquisition, consolidation, or change in structure of ERLY Juice or Chemonics; or any sale, lease, transfer, or other disposition of any or all of the assets of ERLY Juice, Chemonics, Guarantor, or any other guarantor of the ERLY Juice Obligations or the Chemonics Obligations;

                  14.5 Any assignment, endorsement, or other transfer, in whole or in part, of Lender's interest in the ERLY Juice Obligations, the Chemonics Obligations, the Secured Obligations, or the Collateral or Pledged Collateral;

                  14.6 Any claim, defense, counterclaim, or setoff, other than
(i) any defense of prior performance, or (ii) any defense based on any applicable provision of the California Commercial Code requiring that the Collateral and the Pledged Collateral be disposed of in a commercially reasonable manner, which ERLY Juice, Chemonics, Guarantor, or any other guarantor of the ERLY Juice Obligations or Chemonics Obligations may have or assert, including any defense of incapacity, disability, or lack of corporate or other authority to execute any documents relating to the ERLY Juice Obligations, the Chemonics Obligations, the Secured Obligations, the Collateral, the Pledged Collateral or any other guaranty of the ERLY Juice Obligations or the Chemonics Obligations;

                  14.7 Lender's vote, claim, distribution, election, acceptance, action, or inaction in any bankruptcy or reorganization case related to the Collateral, the ERLY Juice Obligations, the Chemonics Obligations, the Secured Obligations, or the Pledged Collateral;

                  14.8 Any cancellation, renunciation, or surrender of any pledge or any other debt instrument evidencing the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations; or

                  14.9 Any other action or circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor, or Guarantor.

         15. INDEMNIFICATION. Guarantor agrees to indemnify and hold Lender harmless from and against any taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Lender, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. The obligations of Guarantor under this
Section 15 shall survive the termination of this Agreement but shall be subject to the limitations regarding recourse set forth in Section 4 hereof.

         16. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective if at any time payment and performance of the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the ERLY Juice Obligations, the Chemonics Obligations, or the Secured Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

         17. SUBORDINATION. Except as otherwise provided in this Section 17, any Indebtedness (as defined in the Amended Chemonics Loan Agreement) of ERLY Juice or Chemonics or any Subsidiary of either of them now or hereafter owing to Guarantor is hereby subordinated to all obligations of ERLY Juice or Chemonics to Lender heretofore, now or hereafter created, whether before or after notice of termination hereof, and without the prior consent of Lender shall not be paid in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness at any time while Guarantor remains liable under this Agreement. At the request of Lender, ERLY Juice or Chemonics shall pay to Lender all or any part of such subordinated indebtedness and any amount so paid to Lender at its request shall be applied to payment of the ERLY Juice Obligations or the Chemonics Obligations, as applicable. Any payment to Guarantor received in violation of any of the provisions hereof shall be deemed to have been received by Guarantor as trustee for Lender and shall be paid over to Lender immediately on account of the ERLY Juice Obligations or the Chemonics Obligations, as appropriate, but without otherwise affecting in any manner Guarantor's liability under any of the provisions of this Agreement. Guarantor agrees to file all claims against ERLY Juice or Chemonics in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of ERLY Juice or Chemonics to Guarantor, and Lender shall be entitled to all of Guarantor's rights thereunder. If for any reason Guarantor fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Lender, as Guarantor's attorney-in-fact, is hereby authorized to do so in Guarantor's name or, in Lender's discretion, to assign such claim to and cause proof of claim to be filed in the name of Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose Guarantor hereby assigns to Lender all Guarantor's rights to any payments or distributions to which Guarantor otherwise would be entitled. If the amount so paid is greater than Guarantor's liability hereunder, Lender will pay the excess amount to the party entitled thereto. Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, Guarantor may, on or before December 15, 1994, be paid up to the aggregate sum of $100,000 by Chemonics on account of Chemonics's now existing Indebtedness to Guarantor, and (ii) from and after the time at which the Chemonics Obligations have been paid in full, this Section 17 shall not apply to payments from Chemonics to Guarantor.

         18.      MISCELLANEOUS.

                  18.1 Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                  18.2 Neither Lender nor any of its officers, directors, employees, agents, or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own respective gross negligence or willful misconduct.

                  18.3 This Agreement shall be binding upon Guarantor and the successors and assigns of Guarantor, and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns, and none of the terms or provisions of this Agreement may be waived, altered, modified, or amended except in writing duly signed on behalf of Lender and Guarantor.

                  18.4 This Agreement shall constitute the complete agreement between the parties with respect to the subject matter hereof.

         19. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND ALL OBLIGATIONS ARISING HEREUNDER SHALL IN ALL
RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND
PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY LEGAL ACTION OR SUIT TO COLLECT THE SECURED OBLIGATIONS OR TO REALIZE ON THE PLEDGED COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH BELOW THE SIGNATURES HERETO AND THAT SERVICE SO MADE SHALL BE DEEDED COMPLETED UPON THE EARLIER OF GUARANTOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         20. SEVERABILITY. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         21. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and two (2) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile confirmed by telecopy answerback) or by delivery of a copy by personal delivery, (c) one (1) Business Day after deposit with a reputable overnight courier with all charged prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as provided herein. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         22. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this




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




Agreement and the Secured Obligations to be, become, or remain valid and effective, and to cause Lender's security interest in the Pledged Collateral to be, become, or remain duly perfected.

         23. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         24. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts which shall, collectively and separately, constitute one agreement.

         25. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS HEREUNDER.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Guaranty and Pledge Agreement to be duly executed as of the date first written above.

                                        ERLY INDUSTRIES, INC.


                                        By:     /s/ KURT GREY
                                        Name:  Kurt Grey
                                        Title: Vice President

                                        Address: 10990 Wilshire Boulevard
                                                 Los Angeles, California 90024
                                                 Attention:  Kurt Grey,
                                                             Vice President
                                                 Facsimile No.:  (310) 473-8890





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




                                        with a copy to:

                                        Magnus, Epman & Dwyer
                                        300 Corporate Pointe, Suite 310
                                        Culver City, CA  90230-7614
                                        Attn: Ronald J. Epman, Esq.
                                        Facsimile No.:  (310) 216-0701


[SIGNATURES CONTINUED]





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




[SIGNATURES CONTINUED]


ACCEPTED AS OF NOVEMBER 18, 1994:

INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION


By:         /s/ MICHAEL W. ADLER
Name:   Michael W. Adler
Title:    Vice President

Address: 333 South Grand Avenue, Suite 3000
                  Los Angeles, CA  90071
                  Attention:  Gil Kirkpatrick
                  Facsimile No.:  (213) 687-7324

                  with copies to:

                  Murphy, Weir & Butler
                  2049 Century Park East, 21st Floor
                  Los Angeles, CA  90067
                  Attention:  N. Dwight Cary, Esq.
                  Telecopy No.:  (310) 788-3777




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




                          ACKNOWLEDGMENT BY ERLY JUICE


                  ERLY Juice Inc. acknowledges and agrees to be bound by the terms of this Amended and Restated Guaranty and Pledge Agreement.

                                             ERLY JUICE INC.


                                             By: /s/ KURT GREY
                                             Name: Kurt Grey
                                             Title: Vice President

                                    Address: 16825 Northchase Drive., Suite 1600
                                             Houston, Texas 77060
                                             Attention: Douglas A. Murphy
                                             President & Chief Executive Officer
                                             Facsimile No.: (713) 876-3624



                  ACKNOWLEDGMENT BY CHEMONICS INDUSTRIES, INC.

                  Chemonics Industries, Inc. ("Chemonics") acknowledges and agrees to be bound by the terms of this Amended and Restated Guaranty and Pledge Agreement (the "Agreement"). Without limiting the generality of the foregoing, Chemonics agrees to cancel and retire any and all Pledged Shares which are repurchased or otherwise received from Guarantor, and agrees that any issuance of new shares after the date of the Agreement shall be subject to the restrictions set forth in Section 8.6 hereof.

                                                  CHEMONICS INDUSTRIES, INC.


                                                  By: /s/ KURT GREY
                                                  Name: Kurt Grey
                                                  Title: Vice President

                                        Address:  734 E. Southern Pacific Dr.
                                                  Phoenix, Arizona  85034
                                                  Attention:  Gerald Murphy
                                                  Facsimile No.:  (602) 254-9685




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




                                   SCHEDULE I

                  This Schedule I is attached to and forms a part of that certain Amended and Restated Guaranty and Pledge Agreement dated as of November 18, 1994 by ERLY Industries, Inc., as Guarantor, to Internationale Nederlanden (U.S.) Capital Corporation, as Lender and pledgee.


                           Class of         Certificate       Number
                           Stock            No(s)             of Shares

                           Common                 1           500





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



                                  SCHEDULE II

         Attached to and forming a part of that certain Amended and Restated Guaranty and Pledge Agreement dated as of November 18, 1994 between ERLY Industries Inc., a California corporation as Guarantor in favor of Internationale Nederlanden (U.S.) Capital Corporation as Lender and pledgee.



                                PLEDGE AMENDMENT


         This Pledge Amendment, dated ________________, 19__, is delivered pursuant to Section [8.4] [8.5] of the Amended and Restated Guaranty and Pledge Agreement dated as of November 18, 1994 between ERLY Industries Inc., a California corporation in favor of Internationale Nederlanden (U.S.) Capital Corporation (the "Guaranty Agreement"). The undersigned hereby agrees that (a) this Pledge Amendment may be attached to the Guaranty Agreement, (b) by executing this Pledge Amendment it shall become a "Guarantor" under the Guaranty Agreement, and (c) the Pledged Shares listed on this Pledge Amendment shall be and become a part of the Pledged Collateral and shall secure all of the Secured Obligations (as defined in the Guaranty Agreement). The undersigned hereby represents and warrants that it has reviewed the Loan Documents (as defined in the Guaranty Agreement) and agrees to comply with and be bound by all of the terms and conditions of the Guaranty Agreement.


                                                             [Name of Guarantor]


                                               By:______________________________
                                                                          Title:


Name and
Address of              Class of               Certificate            Number of
Guarantor                 Stock                   No(s)                 Shares





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